SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as
                  permitted by Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12


                                V-ONE Corporation
                (Name of Registrant as Specified In Its Charter)

                                V-ONE Corporation
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules
                  14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:_________________________


                  2) Aggregate number of securities to which transaction applies:_________________________


                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):__________________________________
                           ----------------------------------------------


                  4)       Proposed maximum aggregate value of transaction:_
                           -------------------------------------------------

                  5)       Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:__________________________________

         2)       Form, Schedule or Registration Statement Number:_________
                  ---------------------------------------------------------

         3)       Filing Party:____________________________________________

         4)       Date Filed:______________________________________________

                                 (COMPANY LOGO)

                                     V-ONE
                         ------------------------------
                         Security for a Connected World
`

                                                   March 31, 1997


Dear Shareholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of V-ONE Corporation ("Company"). The Annual Meeting will be held at the Courtyard by Marriott, 2500 Research Boulevard, Rockville, Maryland 20850, on May 15, 1997 at 10:00 a.m. Eastern Daylight time.

         The stockholders will be asked at the Annual Meeting to vote on two proposals. The first proposal relates to the reelection, with a term ending in the year 2000, of one director of the Company. The second proposal relates to the ratification of the Board of Directors' appointment of the auditors of the Company for the year ending December 31, 1997. The Board of Directors unanimously recommends that the Company's stockholders vote for both proposals.

         Your vote is very important, regardless of the number of shares you own. Please sign and return each proxy card that you receive in the postage-paid return envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on May 15.


                                   Sincerely,



                                   James F. Chen
                                   PRESIDENT AND
                                   CHIEF EXECUTIVE OFFICER












  1803 Research Boulevard, Suite 305, Rockville, Maryland 20850/ (301) 838-8900

                                V-ONE CORPORATION

1803 RESEARCH BOULEVARD, SUITE 305    ROCKVILLE, MARYLAND 20850   (301) 838-8900

                           -------------------------
                                     NOTICE
                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 31, 1997

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders ("Annual Meeting") of V-ONE Corporation ("Company") will be held on May 15, 1997 at 10:00 a.m., Eastern Daylight time, at the Courtyard by Marriott, 2500 Research Boulevard, Rockville, Maryland 20850, for the following purposes:

1. To elect one director for the term expiring at the annual meeting held in the year 2000 or until his successor has been elected and qualified;

2. To ratify the appointment of Coopers & Lybrand L.L.P., independent public accountants, as the auditors of the Company for the year ending December 31, 1997; and

3. To transact any other business as may properly come before the Annual Meeting, or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 18, 1997 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders of record of the Company on the Record Date will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the 10-day period prior to the Annual Meeting, at the executive offices of the Company, 1803 Research Boulevard, Suite 305, Rockville, Maryland 20850.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Charles C. Chen
                                    SECRETARY


Rockville, Maryland
March 31, 1997

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, OR IN PERSON, AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                V-ONE CORPORATION
                          ----------------------------
1803 Research Boulevard, Suite 305    Rockville, Maryland 20850   (301) 838-8900


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

         The enclosed proxy is solicited by the Board of Directors of V-ONE Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Stockholders on May 15, 1997 ("Annual Meeting"), and at any adjournment thereof. The approximate date of mailing of this Proxy Statement is March 31, 1997.

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

         The securities to be voted at the Annual Meeting consist of shares of common stock of the Company, $0.001 par value per share ("Common Stock"), with each share entitling its record owner to one vote on the Proposals and on all other matters properly brought before the Annual Meeting. The close of business on March 18, 1997 has been fixed by the Board of Directors as the record date ("Record Date") for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. There were 1,291 record holders of the Common Stock on the Record Date and 12,664,723 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting as of that date. The Company had no other class of voting securities outstanding on the Record Date.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual Meeting either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. Directors receiving a plurality of votes will be elected in the order of the number of votes received. With respect to the second proposal and any other matter properly brought before the Annual Meeting or any adjournment thereof, the vote required for approval shall be the affirmative vote of a majority of the total number of votes that those present at the Annual Meeting, in person or by proxy, are entitled to cast. There is no cumulative voting in the election of directors.

         All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given; in the absence of instructions to the contrary, such shares will be voted FOR the Proposal to elect the designated nominee for director and FOR the ratification of Coopers & Lybrand L.L.P. as the Company's auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

         Under Delaware law, shares represented at the Annual Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to either Proposal One or Proposal Two will have the same effect as votes against the respective proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals (and therefore will reduce the absolute number - although not the percentage - of votes needed for approval) and will not be counted as votes for or against the proposals.

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors or employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

         A stockholder may revoke his or her proxy at any time prior to its exercise by (i) filing with Charles C. Chen, Secretary, V-ONE Corporation, 1803 Research Boulevard, Suite 305, Rockville, Maryland 20850, written notice thereof, (ii) submitting a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Unless previously revoked or otherwise instructed thereon, proxies will be voted at the Annual Meeting on the Proposals as described above.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The number of shares of Common Stock held as of February 28, 1997, by each holder, if any, of more than 5% of the outstanding Common Stock of the Company, by each director of the Company, each nominee for reelection as a director, each executive officer named in the "Summary Compensation Table," and by all executive officers and directors of the Company is set forth below. All of the shares shown in the following table are shares of Common Stock and are owned both of record and beneficially by the person named; the person named possesses sole voting and investment power, except as otherwise indicated in the footnotes to the table.


NAME AND ADDRESS (1)           SHARES BENEFICIALLY OWNED(2)  PERCENT OF CLASS(3)
----------------               -------------------------     -------------------

James F. Chen                         4,502,162 (4)                  35.5%

Jieh-Shan Wang                          485,184 (5)                   3.8%

Robert W. Rybicki                        95,377 (6)                     *%

William C. Wilson                       156,169 (7)                   1.2%

Charles C. Chen                         200,000 (8)                   1.6%

Hai Hua Cheng                         1,669,139                      13.2%

Harry S. Gruner                         393,331 (9)                   3.0%

William E. Odom                           6,666 (10)                    *%

Executive Officers and Directors      7,523,028 (11)                 59.3%
as a group (10 persons)

--------------------

*  Less than 1%.

(1) Unless otherwise indicated, the mailing address of each shareholder is c/o V-ONE Corporation, 1803 Research Boulevard, Suite 305, Rockville, MD 20850.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

         Each director and executive officer possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. The number of shares beneficially owned by each director or executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual currently has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days after February 28, 1997.

(3) Number of shares deemed outstanding includes any shares subject to stock options and warrants beneficially owned by the person in question that are currently exercisable or become exercisable within 60 days after February 28, 1997.

(4) Includes: (i) 600,000 shares of Common Stock held in a family limited partnership, the general partner of which is a corporation controlled by James F. Chen and his wife Mary S. Chen and (ii) 71,110 shares of Common Stock registered in the name of Mary S. Chen as Trustee under trusts for the benefit of Mr. Chen's children with respect to which Mary S. Chen possesses voting and investment power.

(5) Includes 166,666 shares of Common Stock subject to restrictions on transferability under the terms of the Company's 1996 Non-Statutory Stock Option Plan ("Non-Statutory Plan") and 150,000 shares of Common Stock held in a family limited partnership, the general partner of which is a corporation controlled by Jieh-Shan Wang and his wife Shwu-Ru Wang.

(6)      Mr. Rybicki resigned from the Company as of January 3, 1997.

(7) Includes 66,666 shares of Common Stock subject to restrictions on transferability under the terms of the Company's Non-Statutory Plan.

(8)      Owned jointly with Kathleen H. Chen, his wife.

(9) Includes an option to purchase 6,666 shares of Common Stock granted under the Company's 1996 Incentive Stock Option Plan ("1996 Plan") and warrants to purchase 319,999 shares of Common Stock held by JMI Equity Fund II, L.P. ("JMI"). Mr. Gruner is a general partner of JMI Partners II, L.P., the general partner of JMI. See "Certain Transactions."

(10) Includes an option to purchase 6,666 shares of Common Stock granted under the 1996 Plan.

(11) Includes 233,332 shares of Common Stock shares subject to restrictions on transferability under the terms of the Company's Non-Statutory Plan and 448,882 shares of Common Stock subject to stock options granted under the Company's 1995 Non-Statutory Stock Option Plan ("1995 Plan") and 1996 Plan and warrants to purchase 319,999 shares of Common Stock held by JMI that are currently exercisable. Does not include 95,377 shares owned by Mr. Rybicki who resigned from the Company as of January 3, 1997.

                              ELECTION OF DIRECTORS

         The Company's restated bylaws provide for a Board of Directors consisting of up to seven members serving staggered terms. The term of office of Harry S. Gruner on the Board of Directors of the Company will expire at the Annual Meeting. Mr. Gruner has been nominated by the Company's Board of Directors for reelection to the Board to serve for a three-year term.

         There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director or selected as a nominee. If any nominee becomes unavailable for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill such other vacancy on the Board. The Board of Directors has no reason to believe that the nominee will be unavailable or that any other vacancy on the Board will occur. The nominee has consented to be named and has indicated his intent to serve if elected.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT YOU VOTE "FOR" THE NOMINEE FOR REELECTION
                         AS DIRECTOR AS SET FORTH ABOVE

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The directors of the Company are currently classified into three classes, which are elected on a staggered basis. Each director serves for a three-year term and until his successor is duly elected and qualified. The current members of the Board of Directors are set forth below:


                                 DIRECTOR
                                  OF THE
                                 COMPANY      TERM    POSITION(S) CURRENTLY
                NAME              SINCE     EXPIRES   HELD WITH THE COMPANY
                ----              -----     -------   ---------------------

                                                      President, Chief Executive
 James F. Chen (1).............    1993       1999    Officer and Director

 Charles C. Chen (1)(2)........    1993       1998    Director and Secretary

 Hai Hua Cheng (3).............    1995       1998    Director

 Harry S. Gruner(2) (4)........    1996       1997    Director

 William E. Odom(2)(3).........    1996       1999    Director
---------------------

(1)      Member of the Executive Committee.
(2)      Member of the Audit Committee.
(3)      Member of the Compensation Committee.
(4)      Nominee for election.


         Biographical information regarding the directors of the Company is as follows:

         JAMES F. CHEN, 46, founded the Company in February 1993 and has since served as its President, Chief Executive Officer and a director. From 1980 to 1990, Mr. Chen managed INTELSAT's world-wide ground network engineering projects. From 1990 to January 1993, he managed the INTELSAT Ground Network Engineering Department and, from March 1992 to January 1993, he also directed its Management Information Systems Division. Mr. Chen holds an M.S. in Computer Science from George Washington University and a B.S. in Electrical Engineering from Georgia Institute of Technology. He is Charles C. Chen's brother.

         CHARLES C. CHEN, D.D.S., 42, has served as a director of the Company since February 1993 and as the Company's Secretary since December 12, 1995. Since July 1982, Dr. Chen has practiced periodontics with Zupnik, Winson & Chen, D.D.S.P.A. Dr. Chen holds a D.D.S. from the Baltimore College of Dental Surgery, University of Maryland, and a B.S. in Chemistry from the University of Maryland. He is James F. Chen's brother.

         HAI HUA CHENG, 48, has served as a director of the Company since September 1995. Mr. Cheng is the majority owner of Scientek Corporation in Taiwan and since August 1979 has served as Vice President and a director of that company. Mr. Cheng is also the principal owner of Scientek Private Venture Capital and has served as a director of that company since March 1990. In addition, Mr. Cheng has served as a director of United Test Center Inc. (Taiwan) since March 1995. Mr. Cheng holds a B.S. in Computer and Control Engineering from National Chiao Tung University.

         HARRY S. GRUNER, 37, has served as a director of the Company since June 1996. Since November 1992, he has been a general partner of JMI Equity Fund, a private equity investment partnership. From August 1986 to October 1992, Mr. Gruner was a principal with Alex. Brown & Sons Incorporated. Mr. Gruner is also a director of Brock International, Inc., a developer, marketer and supporter of software systems, Jackson Hewitt, Inc., an income tax processing company, the META Group, Inc., a syndicated information technology research company, and Hyperion Software, Inc., a financial software company, and numerous other privately held companies. Mr. Gruner holds an M.B.A. from Harvard Business School and a B.A. in History from Yale University.

         (RETIRED) LT. GEN. WILLIAM E. ODOM, 64, has served as a director of the Company since June 1996. Since October 1988, General Odom has served as Director of National Security Studies at the Hudson Institute. He has also served as an adjunct professor at Yale University since January 1989. Prior to his retirement from the military in 1988, General Odom held several military posts including, Director of the National Security Agency, Assistant Chief of Staff for Intelligence and Military Assistant to the National Security Advisor during the Carter Administration. He is also a director of Nichols Research Corporation. General Odom holds an M.A. and Ph.D. from Columbia University and a B.S. from the United States Military Academy at West Point.

COMPENSATION OF DIRECTORS

         The Company reimburses directors for travel expenses incurred in connection with their attendance at meetings of the Board of Directors and its committees. The two new non-employee directors elected at the June 1996 annual meeting of shareholders each received an option to purchase 6,666 shares of Common Stock under the1996 Plan upon such election.

         Since March 1, 1996, Mr. Odom has been providing consulting services to the Company for a fee of $2,500 per quarter. Either party may terminate the consulting agreement at any time. The Company pays Mr. Odom an annual fee of $10,000 for services rendered as a director in equal monthly installments.

BOARD OF DIRECTORS AND COMMITTEES

         Meetings of the Board of Directors of the Company are held regularly each month and as required. During 1996, the Board of Directors of the Company held two meetings. The following are the committees of the Board of Directors of the Company:

         The Company's Board of Directors has established an Audit Committee ("Audit Committee") to recommend the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results and consider the adequacy of the internal accounting procedures. The Audit Committee consists of three directors, none of whom are employees of the Company. The Audit Committee did not meet in 1996.

         The Company's Board of Directors has also established a Compensation Committee ("Compensation Committee") and an Executive Committee ("Executive Committee"). The Compensation Committee, which consists of two directors, reviews and recommends the compensation arrangements for all directors and officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Executive Committee, which consists of two directors, addresses significant corporate, operating and management matters between meetings of the full Board of Directors. The Compensation Committee did not meet in 1996; however, the Committee has followed the practice of taking action by written consent.

         The Company has no standing nominating committee. A Director can be nominated by a member of the Board of Directors or by written notice to the Board of Directors not less than 120 calendar days in advance of the anniversary date of the Company's previous year's annual meeting of shareholders.

         No current member of the Board of Directors attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which he served during 1996.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         The Company's executive officers are elected each year by the Company's Board of Directors, unless the Board of Directors determines, upon appointing an officer, that he or she shall serve for a different term. Any executive officer may be removed at any time, with or without cause, by the Board of Directors. Biographical information with respect to James F. Chen is provided above. See "Information Concerning the Board of Directors." Biographical information regarding the other executive officers of the Company is as follows:

         JIEH-SHAN WANG, PH.D., 42, has been with the Company since its inception and has served as the Company's Senior Vice President and Chief Technical Officer since January 1997. From April 1996 to December 1996, Dr. Wang served as the Company's Senior Vice President and Chief Technical Officer, from August 1995 to April 1996, Dr. Wang served as the Company's Vice President of Engineering and, from April 1994 to August 1995, he served as Chief Engineer. Dr. Wang was with INTELSAT from June 1991 to April 1994, as Senior Systems Engineer, where he led a team of engineers in the development of network applications. Dr. Wang holds a Ph.D. in Physics from the University of Maryland and a B.S. in Physics from National Taiwan University.

         WILLIAM C. WILSON, 41, has served as the Company's Vice President of Network Services since January 1997. From May 1996 to December 1996 Mr. Wilson served as the Company's Vice President of Business Development, from April 1995 to May 1996, Mr. Wilson served as the Company's Vice President of Operations and, from December 1994 to April 1995, he served as Director of Business Development. Prior to joining the Company, Mr. Wilson provided consulting services to the Company from August 1994 to December 1994 and served as an independent consultant from August 1985 to November 1994. Mr. Wilson holds a B.S. in Journalism and Economics from Ohio State University, School of Agriculture.

         BARNABY M. PAGE, 33, has served as the Company's Vice President of Financial Services since January 1997. From June 1996 to December 1996, Mr. Page served as the Company's Vice President of Direct Sales, from October 1995 to June 1996, Mr. Page served as the Company's Director of Sales and, and from August 1995 to October 1995, he served as Manager of Commercial Sales. Prior to joining the Company, Mr. Page served as Regional Sales Manager for DiBiasio & Edgington, Inc. from January 1993 to August 1995 and as Regional Sales Representative for Thompson Financial Services from July 1992 to December 1992. From July 1990 to July 1992, Mr. Page was a Sales Representative with Bloomberg Financial Markets. Mr. Page earned a Certificate in International Relations and Economics from the University of Copenhagen, Denmark, and holds a B.A. in Political Science and Journalism from the University of Massachusetts at Amherst.

         CHARLES B. GRIFFIS, 52, has served as the Company's Senior Vice President and Chief Financial Officer since September 1996 and began serving as the Company's Treasurer as of January 1, 1997. Prior to joining the Company, Mr. Griffis served as Senior Vice President and Chief Financial Officer of Masstor Systems Corporation, a company that filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on September 8, 1994, from April 1990 to September 1996. From November 1983 to April 1990, Mr. Griffis served as a General Partner of Griffis, Sandler & Co., a private venture capital firm, and as President of Charles Griffis & Co., Inc., a business consulting firm. Mr. Griffis holds an M.B.A. in Finance from Columbia University and a B.A. in History from Yale University.

         CHRISTOPHER T. BROOK, 57, has served as the Company's Vice President of Product Development since February 1997. From September 1996 to February 1997, Mr. Brook served as the Company's Director of Product Development. Mr. Brook was with GE Information Services, Inc. for approximately 27 years prior to joining the Company, holding a number of technology-related positions including Manager of Directory Services and Network Architecture, Manager of Network Architecture and most recently, Manager of Emerging Technology, where Mr. Brook was responsible for investigating new information technologies. Mr. Brook graduated from Clifton College (Bristol, England) with an emphasis in the Classics.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 during the year ended December 31, 1996 ("Named Executives") and their compensation for services in 1996, 1995 and 1994.


                                                                                    Long Term Compensation
                                                                                    ----------------------
                                              Annual Compensation                   Awards
                                              -------------------                   ------
                                         Salary         Other Annual           Options                All Other
                                         Salary        Other Annual            Options              Compensation
Name and Principal Position   Year         ($)        Compensation($)            (#)                    ($)
---------------------------   ----       ------       ---------------            ---                -------------

James F. Chen                 1996         $123,385       $ 3,000              --                 $  4,350 (1)
President and Chief
Executive Officer             1995         --             $18,000              --                 $  5,273 (2)

                              1994         --                --                --                      --
Jieh-Shan Wang
Senior Vice President
and Chief Technical Officer
                              1996         $101,667       $ 3,000           166,666 (3)           $  4,633 (4)

                              1995          $69,500       $ 2,000              --                 $  1,273 (4)

                              1994         --                --                --                 $ 18,959

Robert W. Rybicki
former Vice President         1996         $108,974          --              95,377                    --
of Indirect Channels
                              1995          $15,000          --                --                      --

                              1994         --                --                --                      --

William C. Wilson
Vice President of             1996        $91,667            --                   1,840           $ 15,825 (5)
Network Services
                              1995        $55,000            --                 133,333                --

                              1994         --                --                --                 $  8,374

--------------------------

(1)      Represents   payments  made  by  the  Company  to  finance  Mr.  Chen's automobile.

(2) Represents payments made by the Company of $2,213 to finance Mr. Chen's automobile and $3,060 for Mr. Chen's health insurance.

(3) Represents options granted under the Company's 1996 Non-Statutory Plan (expired on December 31, 1996), which upon exercise, became shares of Common Stock subject to restrictions on transferability.

(4)      Represents   payments  made  by  the  Company  to  finance  Mr.  Wang's automobile.

(5)      Represents payments made by the Company for Mr. Wilson's re-location.

STOCK OPTIONS

         The following tables set forth further information regarding the grant of options to the Named Executives of the Company in 1996 under the Company's 1995 Plan, 1996 Plan and Non-Statutory Plan.

                                      % OF TOTAL
                                       OPTIONS                            FAIR                          POTENTIAL REALIZED VALUE
                                      GRANTED TO                         MARKET                          ASSUMED ANNUAL RATES OF
                      OPTIONS        EMPLOYEES IN                       VALUE ON                        STOCK PRICE APPRECIATION
                      GRANTED         FISCAL YEAR       EXERCISE         DATE OF      EXPIRATION                   FOR
      NAME               (#)             (3)          PRICE ($/Sh)        GRANT           DATE                  OPTION TERM
      ----               ---             ---          ------------        -----           ----                  -----------
                                                                                                          5%              10%
                                                                                                          --              ---
James F. Chen            --               --               --              --             --              --              --
President and
Chief
Executive Officer

Jieh-Shan Wang        166,666(1)        10.4%             $0.75(2)       $4.50         12/31/96        $662,497        $699,997
Senior Vice
President
and Chief
Technical
Officer

Robert W. Rybicki      83,201            5.2%             $3.75          $4.50          6/12/06        $297,862        $659,105
former Vice            12,176            0.8%             $4.50            --           6/12/06          34,458        $ 87,324
President
of Indirect
Channels

William C.             66,666(1)         4.1%             $0.75(2)       $4.50          6/12/06        $438,664        $478,118
Wilson                  1,840            0.1%             $4.50            --           6/12/06        $  5,207        $ 13,196
Vice President
of Network
Services


         No stock appreciation rights ("SARs") were granted to any Named Executive during 1996.


(1)      These options were exercised on April 22, 1996.

(2) These options were granted at a price below market value because they were subject to restrictions on transferability pursuant to the terms of the Company's Non-Statutory Plan.

(3)      Exercisable as of December 31, 1996.

                  The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the Named Executives at December 31, 1996.

                                                                                          VALUE OF
                                                                       NUMBER OF         UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT         OPTIONS AT
                                   SHARES                            DECEMBER 31,        DECEMBER 31,
                                  ACQUIRED                            1996 (#)             1996($)
                                     ON              VALUE           EXERCISABLE/        EXERCISABLE/
           NAME                 EXERCISE(#)       REALIZED ($)       UNEXERCISABLE      UNEXERCISABLE
           ----                 ------------      -------------      -------------      -------------
 James F. Chen
 President and Chief               --                  --                   --                 --
 Executive Officer
 Jieh-Shan Wang
 Senior Vice President          166,666             $624,997            166,666/0              --
 and Chief Technical
 Officer

 Robert W. Rybicki
 former Vice President             --                  --                95,377/0          $324,687/0
 of Indirect Channels

 William C. Wilson
 Vice President of               66,666             $249,997            135,173/0          $915,724/0
 Network Services



1995 NON-STATUTORY STOCK OPTION PLAN

         In May 1995, the Company adopted the 1995 Plan under which stock options may be awarded to key employees of the Company. The 1995 Plan was ratified by the Company's shareholders at the 1996 annual meeting held on June 28, 1996. Eight employees have received awards under the 1995 Plan.

         Stock Option Awards. Stock options ("Non-Qualified Options") that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), are available for grant under the 1995 Plan. The term of each Non-Qualified Option is determined by the committee of the Board of Directors that administers the 1995 Plan, but no option is exercisable more than ten years after the date of grant. Unless otherwise provided in an employee's option agreement, Non-Qualified Options granted under the 1995 Plan expire ten years from the date of grant and are exercisable in three equal installments over a twenty-four month period. Non-Qualified Options also may be subject to restrictions on exercise, as determined by the Committee.

         The exercise price for Non-Qualified Options may be no less than par value per share. The exercise price is payable by either a check in the amount of the purchase price or by previously owned shares of Common Stock with a market value equal to the purchase price.

         Non-Qualified Options granted under the 1995 Plan are not transferable by the optionee during an employee's lifetime. Unless otherwise provided in the employee's option agreement, Non-Qualified Options will be exercisable within three months of any termination of employment.

         Duration of the Plan; Share Authorization. The 1995 Plan will remain in effect until May 15, 2005, unless terminated earlier by the Company's Board of Directors. As of February 28, 1997, awards were outstanding with respect to

345,849 shares of Common Stock. Such shares of Common Stock have an aggregate market value of approximately $2.3 million based on the price of $6.75 per share.

         On June 12, 1996, the Board determined that no further options would be granted under the 1995 Plan.

         1995 Plan Administration. The 1995 Plan is administered by the Compensation Committee. The 1995 Plan authorizes the Compensation Committee to grant Non-Qualified Options to key employees to purchase up to 352,293 shares of Common Stock and to determine the employees to whom Non-Qualified Options will be granted, the number of shares subject to each Non-Qualified Option and applicable vesting schedules.

         The members of the Compensation Committee are appointed by the Board. The Compensation Committee must be comprised of at least two members. Members of the Compensation Committee are eligible to receive options under the 1995 Plan, provided that such members do not participate in the decision to grant themselves options.

         Transferability; Repurchase Right. Each employee who receives an award under the 1995 Plan is prohibited from transferring or otherwise disposing of the underlying shares of Common Stock until April 27, 1997, 180 days following the public offering of the Company's Common Stock ("Offering"). However, shares of Common Stock may be used to pay the exercise price of Non-Qualified Options.

         Upon an employee's termination of employment with the Company, the Company has the right to repurchase any or all of the shares of Common Stock issued to the employee with respect to Non-Qualified Options granted under the 1995 Plan, whether then held by the employee or a transferee. The Company's right to repurchase shares of Common Stock terminates once the Offering is consummated.

         Termination and Amendment. The 1995 Plan may be terminated, modified or amended by the Company's shareholders. Although the Board of Directors may terminate, modify or amend the 1995 Plan to conform to any change in law or regulation, the Board of Directors may not, without shareholder approval, (i) increase the maximum number of shares as to which Non-Statutory Options may be granted under the Plan; (ii) change the class of employees eligible to be granted Non-Qualified Options, (iii) increase the periods during which Non-Qualified Options may be granted or exercised or (iv) provide for the administration of the Plan by other than the Committee. No termination, modification or amendment may be made to the 1995 Plan without the consent of any employee whose rights would be adversely affected thereby.

         Awards Made. As of February 28, 1997, Non-Qualified Options to purchase 345,849 shares of Common Stock were outstanding under the 1995 Plan.

         The following table shows the number of shares (excluding awards that have expired unexercised or were canceled) subject to outstanding options under the 1995 Plan as of February 28, 1997 for each of the Company's Chief Executive Officer and Named Executives, all current executive officers as a group, all current directors who are not, and at December 31, 1996 were not, executive officers as a group and all non-executive officer employees as a group.


                                          NUMBER OF SHARES
                                           OF COMMON STOCK      EXERCISE PRICE
NAME                                      UNDERLYING OPTION       (OR RANGE)
----                                      -----------------       ----------

James F. Chen
    President, Chief Executive
    Officer and Director...........              --                   --

Jieh-Shan Wang
    Senior Vice President and Chief
    Technical Officer..............              --                   --

Robert W. Rybicki
    former Vice President of Indirect
    Channels.......................              --                   --

William C. Wilson
    Vice President of Network Services
                                               133,333              $0.4245

All executive officers as a group..
    (1 person)                                 133,333              $0.4245

All employees who are not executive
    officers as a group
    (8 persons)....................
                                               212,516          $0.4245 - $4.50

All directors who are not executive
    officers as a group (0 persons)
                                                 --                   --


1996 INCENTIVE STOCK PLAN

         On June 12, 1996, the Board of Directors of the Company adopted the 1996 Plan, under which both options and restricted share awards may be made to the Company's key employees and consultants. Under the 1996 Plan, automatic stock option awards are made to non-employee directors. The 1996 Plan was ratified by the Company's shareholders at the 1996 annual meeting held on June 28, 1996.

         Awards Available Under the 1996 Plan. Awards to key employees and consultants under the 1996 Plan may take the form of both stock options and restricted share awards; however, no employee may receive awards with respect to more than 500,000 shares of Common Stock under the 1996 Plan. As of February 28, 1997, approximately 79 employees were eligible to receive awards under the 1996 Plan. Awards under the 1996 Plan may be granted alone or in combination with other awards. Non-employee directors may only receive non-discretionary stock option awards (described in more detail below) under the 1996 Plan. As of February 28, 1997, two of the Company's non-employee directors received options under the 1996 Plan.

         Stock Options. Stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code and stock options that do not meet such requirements ("Non-Qualified Options") are both available for grant under the

1996 Plan. The term of each option will be determined by the Compensation Committee, but no option will be exercisable more than ten years after the date of grant. Options will also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Committee. The exercise price for an Incentive Stock Option must be at least 100% of the fair market value of a share of Common Stock on the date of grant of such option (110% in the case of Incentive Stock Options granted to a shareholder who owns in excess of 10% of the Company's voting stock). There is no minimum exercise price for Non-Qualified Options. The exercise price is payable in cash, in shares of Common Stock owned by a participant, with respect to Non-Qualified Options, a promissory note payable to the Company or by cashless exercise with a participant's broker, as determined by the Committee.

         Stock options granted under the 1996 Plan are not transferable except by will or the laws of descent and distribution. Unless otherwise provided in the relevant option agreement, options will only be exercisable within three months of any termination of employment other than termination for "cause" or termination due to death or disability. Unless otherwise provided in the relevant option agreement, options will be exercisable by a participant or beneficiary, as the case may be, within one year of a termination of employment by reason of death or disability. If a participant's employment is terminated for "cause," his or her options will no longer be exercisable after the date of such termination of employment unless the option agreement provides otherwise.

         The Compensation Committee may provide, at the time of grant of Incentive Stock Options and at or after the time of grant of Non-Qualified Options, that, if a participant surrenders already owned shares of Common Stock in full or partial payment of an option, then, concurrent with such surrender, the participant, subject to the availability of shares of Common Stock under the 1996 Plan, will be granted a new Non-Qualified Option (a "Reload Option") covering a number of shares of Common Stock equal to the number so surrendered. A Reload Option may be granted in connection with the exercise of an option that is itself a Reload Option. Each Reload Option will have the same expiration date as the original option and an exercise price equal to the fair market value of the Company's shares of Common Stock on the date of grant of the Reload Option. A Reload Option is exercisable immediately or at such time or times as the Compensation Committee determines and will be subject to such other terms and conditions as the Compensation Committee may prescribe.

         Restricted Shares. The Compensation Committee may award restricted shares to a participant. Such a grant gives a participant the right to receive shares of Common Stock subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares of Common Stock may be based upon performance standards, length of service, or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed, or waived, the Company will maintain control over the restricted shares but the participant will be able to vote the shares of Common Stock and generally will be entitled to dividends on the shares of Common Stock. Upon termination of employment, the participant generally forfeits the right to the shares of Common Stock to the extent the applicable performance standards, length of service requirements or other measurement criteria have not been met.

         Non-Employee Director Options. The 1996 Plan provides for the automatic grant of a Non-Qualified Option to purchase 6,666 shares of Common Stock to each non-employee director on the first date he or she is elected as such by the Company's shareholders. However, non-employee directors who were first elected as such by the Company's shareholders prior to the 1996 annual meeting are not entitled to receive such an option. The option price is the fair market value of a share of Common Stock on the date of grant of such option. All such options have a five year term and are exercisable in full on the date of grant. On June 28, 1996, Harry S. Gruner and William E. Odom were elected to the Board of Directors. In connection with such election, each director received an option to purchase 6,666 shares of Common Stock at an exercise price of $9.00 per share under the 1996 Plan.

         If a non-employee director's service with the Company terminates by reason of death, his or her option may be exercised for a period of one year from the date of death or until the expiration of the option, whichever is shorter. If a non-employee director's service with the Company terminates other than by reason of death, his or her option may be exercised for a period of three months from the date of such termination, or until the expiration of the stated term of the option, whichever is shorter.

         Duration of the 1996 Plan; Share Authorization. The 1996 Plan will remain in effect until June 11, 2006, unless terminated earlier by the Company's Board of Directors. Awards may be issued with respect to up to 2,333,333 shares of Common Stock. Such shares of Common Stock have an aggregate market value of approximately $15.7 million based on the price per share as of February 28, 1997 of $6.75.

         In the event the purchase price of an option is paid or tax or withholding payments relating to an award are satisfied, in whole or in part through the delivery of already owned shares of Common Stock, a participant will be deemed to have received an award with respect to those shares of Common Stock. The Common Stock covered by any unexercised portions of terminated options, shares of Common Stock forfeited and shares of Common Stock subject to awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to new awards under the 1996 Plan.

         1996 Plan Administration. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee is currently comprised solely of non-employee directors who are not eligible to participate in the 1996 Plan except with respect to certain automatic, non-discretionary stock option awards, as described above. The Compensation Committee determines the key employees and consultants who are eligible for and granted awards, determines the amount and type of awards, determines the duration of the option (which may not exceed ten years), establishes rules and guidelines relating to the 1996 Plan, establishes, modifies and terminates terms and conditions of awards and takes such other action as may be necessary for the proper administration of the 1996 Plan.

         The members of the Compensation Committee are appointed by the Board. As directors, members of the Compensation Committee may be removed at any time but only for cause and only by the affirmative vote of the holders of 67% or more of the outstanding shares of the Company's capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

         Transferability; Repurchase Right. Each participant who receives an award under the 1996 Plan is prohibited from transferring or otherwise disposing of the underlying shares of Common Stock until April 27, 1997. However, shares of Common Stock may be used to pay the exercise price of options and to pay withholding and other taxes as otherwise provided in the 1996 Plan.

         Change in Control. Upon the occurrence of a change in control of the Company, all options become immediately exercisable and all restrictions on restricted shares lapse. A change in control includes:

         (1) approval of the Company's shareholders of a consolidation or merger of the Company with any third party, unless the Company is the entity surviving such merger or consolidation;

         (2) approval of the Company's shareholders of a transfer of all or substantially all of the assets of the Company to a third party or a complete liquidation or dissolution of the Company;

         (3) a third party (other than James F. Chen and his affiliates), directly or indirectly, through one or more subsidiaries or transactions or acting in concert with one or more persons or entities: (a) acquiring any combination of beneficial ownership of the Company's voting stock and irrevocable proxies representing more than 20% of the Company's voting stock,
(b) acquiring the ability to control in any manner the election of a majority of the directors of the Company or (c) acquiring the ability to directly or indirectly exercise a controlling influence over the management or policies of the Company;

         (4) any election has occurred of persons to the Company's Board of Directors that causes a majority of such Board to consist of persons other than
(a) persons who were members of the Board on June 12, 1996 ("Effective Date") and/or (b) persons who were nominated for election as members of the Board by the Board (or a committee of the Board) at a time when the majority of the Board (or of such committee) consisted of persons who were members of the Board on the Effective Date; or

         (5) a determination made by the SEC or any similar agency having regulatory control over the Company that a change in control, as defined in the securities laws or regulations then applicable to the Company, has occurred.

         Termination and Amendment. The Board may amend or terminate the 1996 Plan and the Compensation Committee may amend or alter the terms of awards under the 1996 Plan but no such action shall affect or in any way impair the rights of a participant under any award previously granted without such participant's consent. No amendment may be made, without shareholder approval, that would require shareholder approval under any applicable law or rule unless the Board determines that compliance with such law or rule is no longer desired.

         Antidilution Provisions. The number of shares of Common Stock authorized to be issued under the 1996 Plan and subject to outstanding awards (and the purchase or exercise price thereof) will be adjusted to prevent dilution or enlargement of rights in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the 1996 Plan or the awards.

         Awards Made. As of February 28, 1997, Incentive and Non-Qualified Options to purchase 1,434,125 shares of Common Stock are outstanding under the 1996 Plan, including options to purchase 13,332 shares of Common Stock granted to two non-employee directors. As of such date, no restricted share awards have been granted under the 1996 Plan.

         The following table shows the number of shares (excluding awards that have expired unexercised or were canceled) subject to outstanding options under the 1996 Plan as of February 28, 1997 for each of the Company's Chief Executive Officer and Named Executives, all current executive officers as a group, all current directors who are not, and at December 31, 1996 were not, executive officers as a group and all non-executive officer employees as a group.


                                       NUMBER OF SHARES
                                        OF COMMON STOCK     EXERCISE PRICE
NAME                                   UNDERLYING OPTION      (OR RANGE)
----                                   -----------------      ----------

James F. Chen
    President, Chief Executive
    Officer and Director...........              --               --

Jieh-Shan Wang
    Senior Vice President and Chief
    Technical Officer..............            30,000           $5.875

Robert W. Rybicki
    former Vice President of Indirect
    Channels.......................            95,377        $3.75 - $4.50

William C. Wilson
    Vice President of Network Services          1,840            $4.50
All executive officers as
a            group (5 persons).....           302,217       $3.75 - $5.875

All employees who are not executive
    officers as a group (1)
    (78 persons)...................         1,118,576       $3.75 - $5.875

All directors who are not executive
    officers as a group (2 persons)
                                               13,332            $9.00

---------------

(1) Includes awards made to former employees of the Company if the option is exercisable.

         Certain Federal Income Tax Consequences. The following is a brief summary of the principal federal income tax consequences of awards under the 1996 Plan based upon current federal income tax laws.

         A participant is not generally subject to federal income tax either at the time of grant or at the time of exercise of an Incentive Stock Option. However, upon exercise, the difference between the fair market value of the shares of Common Stock and the exercise price may be includable in the participant's alternative minimum taxable income. If a participant does not dispose of shares of Common Stock acquired through the exercise of an Incentive Stock Option within one year after their receipt and within two years after the date of the option's grant, any gain or loss upon the disposition will be taxed as long-term capital gain or loss.

         The Company will not receive any tax deduction on the exercise of an Incentive Stock Option or, if the holding requirements are met, on the sale of the underlying shares of Common Stock. If a disqualifying disposition occurs (i.e., one of the holding requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition, and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount the participant includes in income. The tax will generally be imposed on the difference between the fair market value of the shares of Common Stock at the time of exercise and the exercise price or, if less, the gain the participant realized on the sale of the shares. Any appreciation in value after the time of exercise will be taxed as long-term or short-term capital gain (depending on how long the shares are held after exercise) and will not result in any deduction by the Company.

         There are no federal income tax consequences to participant at the time of grant of a Non-Qualified Option. Upon exercise of the option, the participant must pay tax on ordinary income equal to the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. The Company will receive a commensurate tax deduction at the time of exercise. Any appreciation in value after the time of exercise will be taxed upon the disposition of the shares as long-term or short-term capital gain (depending on how long the shares are held after exercise), and will not result in any deduction by the Company. Non-employee director options will receive the same federal income tax treatment as other Non-Qualified Options.

         Except as described below, a grant of restricted shares does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, when any restrictions on ownership of the shares of Common Stock lapse. The Company will be entitled to take a commensurate deduction at that time.

         A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in an amount equal to the fair market value of the shares of Common Stock at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the shares of Common Stock will be taxed when the shares are sold as short-term or long-term capital gain (depending on how long the shares are held after exercise) and will not result in any deduction by the Company. If, after making such an election, the shares of Common Stock are forfeited, the participant will be unable to claim a deduction.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Executive compensation is structured to provide levels of compensation that will enable the Company to attract and retain qualified executives who can help the Company and its shareholders to maximize value. In the early stages of the Company's development, James F. Chen, the Company's founder, President and Chief Executive Officer, determined the compensation for the executive officers and other employees of the Company. Such compensation consisted of a relatively low salaries combined with incentive bonuses, Company stock and options to purchase additional shares of Company stock.

         In June 1996, the Board of Directors established the Compensation Committee, which recommends the compensation arrangements of all directors and executive officers. Consistent with the Company's growth, the Compensation Committee began to adjust the compensation paid to its executive officers to be competitive within the high technology industry. As a result, compensation for executive officers currently consists primarily of base salary, cash bonuses and grants of stock options pursuant to the Company's plans. Base salaries are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Bonuses and annual salary adjustments, if any, are determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities and attainment of specific individual objectives. The Board believes that stock ownership by management is especially beneficial in aligning the interest of management and stockholders in the Company.

         From the inception of the Company until 1996, Mr. Chen received a significant number of shares of the Company in lieu of receiving a salary. In June 1996, Mr. Chen entered into an employment agreement with the Company that provides for a base salary of $125,000. Also in June 1996, the Company entered into an employment agreement with Jieh-Shan Wang, hwo held the position of the Company's Vice President of Engineering at that time. Mr. Wang's agreement provides for a base salary of $100,000. See "Employment Agreements," for more information on the employment agreements of Mr. Chen and Mr. Wang. The salaries for Mr. Chen and Mr. Wang were based primarily on their fundamental contributions to the growth of the Company from its inception to the Offering.

         Grants of Company stock options are intended to align the interest of executives, key employees and others with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain with the Company. The Board of Directors has authorized the Compensation Committee to grant stock options to key employees and others under the Company's stock option plans. In general, Mr. Chen recommends to the Compensation Committee levels of stock option grants based upon the same factors as used for bonus and salary adjustments. Mr. Chen does not currently hold, nor has he ever been granted, options to purchase the Company's Common Stock.

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), imposes a limitation on the deductability of nonperformance-based compensation in excess of $1million paid to the Named Executives. Currently, no Executive Officer of the Company is paid compensation in excess of $1 million per year and it is not anticipated that any executive officer will be paid in excess of $1 million in 1997. The 1996 Plan provides for awards that can be made in compliance with Section 162(m). The Company's Compensation Committee is composed of Directors Hai Hua Cheng and William E. Odom.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Until October 28, 1996, the Company's Compensation Committee was composed of directors Harry S. Gruner and Hai Hua Cheng. From that date through the year ended December 31, 1996, William E. Odom replace Mr. Gruner as a member of the Compensation Committee.

         The Company was initially capitalized by a $10,000 investment by its founder, President and Chief Executive Officer, James F. Chen. Mr. Chen has, on three separate occasions, made loans to the Company. Mr. Chen advanced the Company operating funds under three separate promissory notes, which are updated on an annual basis, bear interest at 8% per annum and are due on demand. Total amounts outstanding under the notes were $39,705, $19,293 and $143,644 on December 31, 1993, 1994 and 1995, respectively. The Company repaid the balance of $138,305 on the notes to Mr. Chen with the proceeds of the Offering.

         On May 15, 1995, Scientek Corporation, through Hai Hua Cheng, a director of the Company, and C.C. Tsai, invested $500,000 in the Company in consideration for ownership of 15% of the Company's outstanding Common Stock after giving effect to this issuance. As further consideration for this investment, the Company issued 56,000 shares of Common Stock to a voting trust ("Voting Trust") for the benefit of Mr. Cheng, the majority owner of Scientek Corporation. Mr. Chen served as voting trustee for this trust under a Voting Trust Agreement dated January 1, 1996. The Voting Trust terminated upon consummation of the Offering. The proceeds of this financing were used to meet general operating expenses.

         On June 1, 1995, the Company borrowed $330,000 from Scientek Corporation and issued a promissory note, bearing no interest, due June 1, 1996. The note was assigned to Hai Hua Cheng by Scientek Corporation. The terms of the note provide that, as further consideration for the loan, the Company would issue 153,333 shares of Common Stock to Scientek Corporation immediately after repayment of the loan. As further consideration for the loan, the Company issued

76,666 shares of Common Stock to the Voting Trust for the benefit of Mr. Cheng described above. Upon consummation of the offering, the Voting Trust terminated and all 132,666 of the Voting Trust shares were transferred directly to Mr. Cheng. On May 17, 1996, Mr. Cheng executed an agreement extending the term of the note to May 31, 1997. On June 12, 1996, in consideration for Mr. Cheng's agreement not to demand payment of the note until May 31, 1997, the Board of Directors authorized the Company to offer Mr. Cheng the option to receive Common Stock based on a $4.50 per share conversion price in lieu of cash in payment of the note. The Board reserved and authorized the issuance of 73,333 shares of Common Stock for this purpose. On June 28, 1996, the Company repaid the loan made by Mr. Cheng by issuing 226,666 shares of Common Stock to Mr. Cheng in full payment of the note, including the 153,333 shares of Common Stock described above. In connection with this loan, the Company recognized interest expenses of $56,954 and $40,681 during the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

         On May 15, 1995, Mr. Chen contributed 132,666 shares of Common Stock to
the  capital  of  the  Company  for  the  Company's  use  in  transferring   the
above-described 132,666 shares to the Voting Trust. On June 28, 1996, Mr.
Chen contributed 153,333 shares of Common Stock to the capital of the Company.

         On May 15, 1995, Mr. Chen also contributed 333,333 shares of Common Stock owned by him to the capital of the Company for the Company to transfer to Jieh-Shan Wang, Senior Vice President and Chief Technical Officer, for services rendered. In addition, on April 4, 1996 Mr. Chen contributed 383,967 shares of Common Stock owned by him to the capital of the Company for the Company to transfer to participants in the Non-Statutory Plan.

         Two of the Company's executive officers, Jieh-Shan Wang and William C. Wilson, have paid for options granted under the 1995 Plan with promissory notes. The only one of the two executive officers who borrowed more than $60,000 from the Company is Mr. Wang. Mr. Wang borrowed $124,750 from the Company and executed a 6% interest-bearing promissory note, due April 22, 2006, that is secured by the shares of Common Stock issued on exercise of the option by Mr. Wang ("Pledged Shares"). The terms of the note provide for payments of principal and interest to be made annually, beginning on April 22, 1997. If, at any time, the fair market value of the Pledged Shares securing the note is less than the amount due under the note, Mr. Wang will remain liable for the balance due. If Mr. Wang sells the Pledged Shares at any time prior to April 22, 2006, then the proceeds of the sale will be applied to the balance of the note before payment will be made to Mr. Wang.

         In June 1996, the Company borrowed $1,500,000 from JMI pursuant to the issuance of an unsecured 8% senior subordinated note in the principal amount of $1,500,000 due at the earlier of consummation of the Offering or June 18, 2000, with detachable warrants to purchase 333,332 shares of Common Stock. Of the 333,332 detachable warrants, 319,999 are exercisable at $3.75 per share, and 66,666 were exercisable at $0.015 per share. Mr. Chen, the Company's founder, President and Chief Executive Officer, contributed to the Company the additional 13,333 shares of Common Stock. The note must be redeemed upon consummation of the Offering and the warrants with an exercise price of $0.015 per share were exercised on June 28, 1996. The remaining detachable warrants entitle JMI to purchase 319,999 shares of Common Stock at $3.75 per share. Mr. Gruner, a director of the Company, is a general partner of JMI Partners II, L.P., the general partner of JMI.

         The Company has adopted a policy providing that all material transactions (other than compensation arrangements that must be approved by the Compensation Committee) between the Company and its officers, directors and other affiliates (i) must be approved by a majority of the disinterested members of the Company's Board of Directors or a committee thereof (following disclosure to the Board of Directors of the material facts of the relationship and the transaction), and (ii) must be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

         The following graph compares the change from the date of the Offering in the Company's total return on its Common Stock with (a) the change in the total return on the stocks included in the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and (b) the change in the total return on the stocks included in the Company's peer group (5 companies) assuming an initial investment of $100 on October 24, 1996, the date the Common Stock began trading on Nasdaq. All of these total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The Common Stock price performance shown below should not be viewed as being indicative of future performance.

SOURCES:  NASDAQ
                                      October 24, 1996     December 31, 1996
V-ONE CORP                                 100.00               145.00
NASDAQ TOTAL RETURN INDEX                  100.00               105.59
PEER GROUP (5 COMPANIES)                   100.00                83.26




                                [GRAPHIC OMITTED]





V-ONE CORP                          $  5.000      $  7.250        145.000

NASDAQ TOTAL RETURN INDEX           $402.734      $425.258        105.593

PEER GROUP (5 COMPANIES)
CHECKPOINT - CHKPF                  $ 30.875      $ 21.750

RAPTOR - RAPT                       $ 22.875      $ 20.125

SECURITY DYNAMICS -SDTI             $ 36.250      $ 31.500

CYLINK -CYLK                        $ 14.000      $ 13.000

AXENT - AXNT                        $ 17.750      $ 15.000

                                    $121.750      $101.375         83.265



EMPLOYMENT AGREEMENTS

         On June 12 and July 8, 1996, respectively, the Company entered into employment agreements with James F. Chen, the Company's founder, President and Chief Executive Officer and Jieh-Shan Wang, the Company's Senior Vice President and Chief Technical Officer (each an "Executive") at annual base salaries of $125,000 and $100,000, respectively. Each employment agreement has a two year term and is automatically renewed for additional two year terms on each successive anniversary date, commencing June 12 and July 8, 1997, respectively. However, either the Company or the Executive may serve written notice of termination prior to June 12 or July 8, 1997, respectively, or prior to June 12 or July 8 of each succeeding year, as the case may be, in which case the respective employment agreement will terminate at the end of the two year period that begins with June 12 or July 8 following the date of such written notice.

         Under each employment agreement, the Board (or a Board committee) is obligated to review the Executive's base salary promptly following the completion of the Offering and thereafter at least annually. As a result of such review, the Board or committee may, in its discretion, increase, but generally may not decrease, the Executive's base salary. After any adjustment following the Offering, the Board or committee may not increase the Executive's base salary for any one year by an amount greater than 50% of his then base salary. It is intended that the Board or committee will consider in any such review factors relating to the Executive's performance, duties and responsibilities and endeavor to maintain his compensation at a level comparable to that of similarly situated executives in the Company's industry. Each employment agreement also provides that the Executive may be paid such bonuses, if any, as may be awarded from time to time by the Board or such committee, in its discretion. Such bonuses shall be based on results of operations, special contributions made by the Executive, seniority, competitive conditions in the Company's industry and such other factors as the Board or such committee considers relevant.

         In the case of Mr. Chen's employment agreement, in the event that (i) Mr. Chen terminates his employment with the Company (other than because of his death) within two years following a change in control (as defined in the employment agreement), (ii) the Company terminates Mr. Chen's employment for any reason (other than because of death, disability or just cause) within two years following a change in control, (iii) Mr. Chen terminates his employment with the Company because of the Company's material breach of the employment agreement,
(iv) Mr. Chen's base salary is reduced unless such reduction is permitted by the employment agreement or (v) the Company's principal executive offices are relocated to a location outside Montgomery County, Maryland, or the Company requires Mr. Chen to be based anywhere other than the Company's principal executive offices, then the Company must make a lump sum severance payment to Mr. Chen. The payment is equal to the sum of (a) the aggregate amount of the future base salary payments Mr. Chen would have received if he continued in the employ of the Company until 24 months (36 months if an event described in clauses (i) or (ii) above occurs) following the termination date and (b) Mr. Chen's projected bonus for the year in which the termination date occurs. The payment required by clause (a) is calculated at the highest rate of base salary paid to Mr. Chen at any time under the employment agreement, with such payments discounted to present value at a discount rate equal to 1% above the per annum one-year Treasury Bill rate. The bonus amount is computed assuming that Mr. Chen had remained in the Company's employ until the end of that year and that all performance goals or other performance measures have been met at the then current level for the remainder of that year.

         Under Mr. Wang's employment agreement, Mr. Wang receives a lump sum severance payment under the circumstances described in clauses (ii), (iii), (iv) and (v) in the preceding paragraph. Mr. Wang's severance payment is calculated in the same manner as Mr. Chen's except that, for purposes of the calculation of benefits payable under clause (a) of the preceding paragraph, Mr. Wang is limited to 24 months of base salary in all circumstances, including the circumstances described in clause (ii).

         The Company may terminate the Executive's employment for "just cause" at any time by giving him written notice, in which case the Company is only obligated to pay him his base salary as then in effect through the termination date. If the Executive fails to perform his duties under the employment agreement on account of a disability, the Company may terminate the agreement on a date not less than 30 days thereafter unless he resumes full performance of his duties within such period. Each Executive is entitled to terminate his employment with the Company on, or at any date after, a date on which he is at least 65 years old. Each employment agreement also terminates in the event of the Executive's death. In either such event, the Company must pay the Executive or his legal representative the Executive's base salary as then in effect that has accrued to the last day of the month in which the retirement date or the date of death occurs.

                              INDEPENDENT AUDITORS

         The Company's Audit Committee and Board of Directors have selected Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the year ending December 31, 1997. Coopers & Lybrand L.L.P. served as the Company's auditors for the year ended December 31, 1996. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and where they will be available to respond to any appropriate questions.

                                  ANNUAL REPORT

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO CHARLES B. GRIFFIS, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND TREASURER, V-ONE CORPORATION, 1803 RESEARCH BOULEVARD, SUITE 305, ROCKVILLE, MARYLAND 20850.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 1, 1997 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders intend to vote the proxies as determined by a majority of the Board of Directors.


                                    By Order of the Board of Directors



                                    CHARLES C. CHEN
                                    SECRETARY



  March 31, 1997

                                 REVOCABLE PROXY

                                V-ONE CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the Board of Directors, or any of them, each with full power of substitution as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of common stock of V-ONE Corporation ("Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 15, 1997, and at any adjournment thereof.


                     V-ONE CORPORATION
                     1803 RESEARCH BOULEVARD
                     SUITE 305
                     ROCKVILLE, MD 20850


1. Proposal One: Election of Director for a term ending in 2000.

   FOR [   ]               WITHHOLD AUTHORITY to vote for [   ]    ABSTAIN [   ]
   nominee listed below    nominee listed below

   Nominee: Harry S. Gruner

2. Proposal Two: Ratify the election of Coopers & Lybrand L.L.P. as independent auditors for fiscal year ending December 31, 1997.

      FOR [   ]            AGAINST [   ]                     ABSTAIN [   ]


3. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.

      Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                                           Change of Address or       [   ]
                                           Comments Mark Here

                            Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: __________________________________, 1997

                            -----------------------------------------
                            Signature of Shareholder

                            -----------------------------------------
                            Signature of Additional Shareholder(s)